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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 3, 2002
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                        (Date of earliest event reported)


                             USABANCSHARES.COM, INC.
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             (Exact name of registrant as specified in its charter)



       Pennsylvania                       0-24896               23-2806495
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(State or other jurisdiction         (Commission File         (IRS Employer
     of incorporation)                    Number)           Identification No.)



               1535 Locust Street, Philadelphia, PA       19102
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               (Address of Principal Executive Offices) (Zip Code)


                                 (215) 569-4200
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              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events

         At a special meeting of holders of Common Stock of the Registrant held on Wednesday, July 3, 2002, the shareholders of the Registrant, by the affirmative vote of a majority of the shares voted at the special meeting, adopted the Agreement and Plan of Reorganization dated March 9, 2002 (the "Agreement") by and among the Registrant, its wholly-owned subsidiary, vBank, a Savings Bank ("vBank"), Berkshire Financial Holdings, Inc. ("BFHI"), and its wholly-owned subsidiary, BFHI Acquisition Corporation ("Acquisition"), and approved the transactions contemplated by the Agreement. The Agreement provides generally for the acquisition of the Registrant and vBank by BFHI through the merger of Acquisition with and into the Registrant. In that merger transaction, shareholders of the Registrant will receive $0.60 in cash for each outstanding share of the Registrant's Common Stock. Consummation of the merger transaction remains subject to the satisfaction of various conditions outlined in the Agreement, including but not limited to the receipt of requisite regulatory approvals and the obtaining of financing by BFHI.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               USABancShares.com, Inc.


Date: July 12, 2002            By: /s/ Daniel J. Machon, Jr.
                                   -----------------------------------------
                                   Daniel J. Machon, Jr.
                                   Chief Financial Officer (Principal Executive, Accounting and Financial Officer)












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